UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐    Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Commercial National Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING

OF SHAREHOLDERS

ON SEPTEMBER 21, 2004

To the Shareholders:

Notice hereby is given that a Special Meeting of Shareholders of Commercial National Financial Corporation will be held at the Corporation's office, 900 Ligonier Street, Latrobe, Pennsylvania, on Tuesday, September 21, 2004, at 1 p.m. for the following purposes:

approval of proposal to amend the Corporation's Articles of Incorporation to eliminate cumulative voting for Directors; and

transaction of such other business as may come properly before the meeting, and any adjournment or postponement thereof.

Only those shareholders of record as of the close of business on July 21, 2004 shall be entitled to notice of and to vote at the meeting.

Enclosed are a proxy statement, a form of proxy and an addressed return envelope. Please mark, date, sign and promptly return the proxy in the envelope provided, whether or not you plan to attend the meeting. If you attend the meeting you may then withdraw your proxy and vote in person.

            Your prompt response will be appreciated.

By order of the Board of Directors,

/s/Wendy S. Schmucker

Secretary

August 10, 2004

PROXY STATEMENT

For A Special Meeting Of Shareholders

To Be Held On September 21, 2004

GENERAL INFORMATION

Special Meeting

This Proxy Statement is provided for the solicitation of proxies by the Board of Directors of Commercial National Financial Corporation (the “Corporation”), a Pennsylvania business corporation, for use at a Special Meeting of Shareholders on September 21, 2004 (the “Special Meeting”), and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy, are being mailed on August 10, 2004, or as soon as possible thereafter, to all shareholders entitled to vote at the Special Meeting.

At the Special Meeting, the shareholders will be asked to consider and take action on the matters listed below:

approval of the proposal to amend the Articles of Incorporation to eliminate cumulative voting for Directors; and

  any other business as may be properly brought before the meeting and any adjournment or postponement thereof.

The Board of Directors of the Corporation recommends the approval of the proposal to eliminate cumulative voting.  For all purposes at the Special Meeting, each share of stock is entitled to one vote.  The proposal must be approved by the affirmative vote of a majority of the votes that are actually cast at the meeting.

Voting Rights and Requirements

Record Date.  The Board has fixed the close of business on July 21, 2004 as the Record Date for the determination of the shareholders entitled to notice of a Special Meeting (and any postponements or adjournments thereof).  Accordingly, only the shareholders of record on the Record Date will be entitled to receive notice of the Special Meeting and to vote at the Special Meeting.  The only class of stock of the Corporation presently issued and outstanding is common stock.  As of the Record Date, 3,423,926 shares of common stock were issued and outstanding and entitled to vote.

Voting Rights Generally.  Under the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes, which all shareholders are entitled to cast, shall constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the vote to approve the proposal to eliminate cumulative voting.

Voting and Revocation of Proxy

The shares of stock represented by each proxy properly signed and returned to the Corporation prior to the date of the Special Meeting will be voted in the manner set forth in this Proxy Statement and in accordance with the instructions marked on the proxy enclosed.

A shareholder who returns a proxy may revoke it at any time before it is voted by delivering a written notice of revocation to Wendy S. Schmucker, Secretary of the Corporation, or by executing a later dated proxy and giving written notice thereof to the Secretary of the Corporation, or by voting in person at a Special Meeting after giving written notice to the Secretary of the Corporation.

The cost of preparing, printing, and soliciting proxies will be paid by the Corporation.  In addition to the use of the mails, certain directors, officers and employees of the Corporation may solicit proxies personally.  Arrangements will be made with brokerage houses and other custodians, fiduciaries and nominees to forward proxy solicitation materials to the beneficial owners of stock held of record by these persons and, upon request therefor, the Corporation will reimburse them for reasonable forwarding expenses.

AMENDMENT OF ARTICLES

Approval of the Elimination of Cumulative Voting.  The Corporation's shareholders are being asked to consider and approve an amendment of the Corporation's current Articles to eliminate cumulative voting in the election of directors of the Corporation.  On June 15, 2004, the Board of Directors unanimously approved the proposal. If the proposal is adopted by the shareholders, it will be effective for all elections for director that will be held at all future shareholder meetings.  The resolution proposed by the Board of Directors for adoption by the shareholders is set forth as Appendix A to this Proxy Statement and is incorporated herein by reference.

Under cumulative voting, each shareholder may cast a number of votes equal to the number of shares held by such shareholder, multiplied by the number of directors to be elected at the meeting.  The shareholder may cast such votes entirely for one candidate or allocate them among two or more nominees for director in any manner desired by the shareholder.  The candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.  Cumulative voting enables a shareholder, or a group of shareholders, representing a minority of the votes cast to elect one or more nominees.

If the proposal is adopted by the shareholders and cumulative voting is eliminated, each shareholder would have one vote per share for each position of the Board of Directors that is up for election.  Each of the Corporation's directors would thereby be elected by the vote of a plurality of the shares.

The Board of Directors believes that every director of a publicly held corporation should represent the interests of at least a  plurality of shareholders.  As noted above, with cumulative voting in effect, it would be possible for shareholders holding a minority of the shares, whose interests and goals may not be consistent with those of the holders of a majority of the shares, to obtain representation on the Board of Directors.  The Board of Directors believes that such representation could be disruptive and could impair the efficient management of the Corporation for the benefit of shareholders generally.  With cumulative voting eliminated, a nominee could only be elected with relatively wide support.  The Board of Directors believes that this would be in the best interests of the Corporation and its shareholders.

Elimination of cumulative voting in the election of directors could, under certain circumstances, make it more difficult for a shareholder who acquires a substantial number of shares to obtain representation on the Board of Directors.  To the extent that it impedes the ability of a shareholder to obtain representation on the Board of Directors, the proposed amendment might render more difficult any attempt by a minority holder or group of holders of a significant number, but less than a majority, of voting shares to monitor, change, or influence the management or policies of the Corporation, and might be viewed as perpetuating management and having an anti-takeover effect.

In addition to the current proposal, the Corporation has the following other provisions in its Articles of Incorporation or Bylaws or agreements which could be viewed as having anti-takeover effects:  (a) a provision requiring advance notice for shareholder nominations of directors, (b) a staggered Board, (c) a supermajority (70%) vote required to approve a merger, consolidation, liquidation or the sale of substantially all of the assets of the Corporation, (d) provisions in the Articles giving the Board of Directors broad discretion in dealing with takeover attempts; and (e) a requirement that the vote of 70% of the Corporation's shares shall be required to amend the supermajority requirements for merger, etc. and that a two third's vote of the shares is required to amend any other bylaw provision.  Such measures have been adopted in furtherance of the Board of Directors' current policy of building shareholder value by remaining independent.

  The Corporation's management has no present plans to adopt any other change that may have an anti-takeover effect.  Pennsylvania Corporate law provides that there shall be cumulative voting for directors unless the articles of a corporation prohibit cumulative voting.

The Proposal is not in response to an effort by a minority shareholder or group of shareholders to obtain representation on the Board of Directors or acquire greater influence in the management of the Corporation's business, nor is the Corporation aware of any such effort.  Further, it is not in response to any attempt to acquire control of the Corporation, nor is the Corporation aware of any such attempt.

The favorable vote of a majority of the outstanding shares of Common Stock voting at the Meeting is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth, as of July 19, 2004, the name and address of each person who owns of record, or who is known by the Corporation, to be the beneficial owner of, more than five percent of the outstanding common stock, the number of shares beneficially owned by such person, and the percentage of the outstanding common stock so owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class

Gregg E. Hunter P. O. Box 3 Latrobe, PA 15650	551,940(3)	16.12%

Louis A. Steiner 430 Youngstown Ridge Road Ligonier, PA 15658	521,880 (4)	15.24%

Dorothy S. Hunter P. O. Box 28 Latrobe, PA 15650	494,760 (5)	14.45%

George A. Conti, Jr. 101 North Main Street Greensburg, PA 15601	231,600 (6)	6.76%

(1)    The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 19, 2004.  Beneficial ownership may be disclaimed as to certain of the securities.

Information furnished by the directors and the Corporation.

(3)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company. Gregg E. Hunter is a director of Latrobe Foundry Machine & Supply Company. Includes 131,760 shares held by Ridge Properties, Inc. Gregg E. Hunter is a 10% owner of Ridge Properties, Inc.

(4)    Includes 75,060 shares held by Mr. Steiner’s spouse, Barbara J. Steiner, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc.  Louis A. Steiner is a director and the president of each company.

(5)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc.  Dorothy S. Hunter is a director and officer of each company.

(6)    Includes 79,260 shares held as trustee of the Corazzi Trust, 145,740 shares held as trustee of the Iorio Trust, and 2,000 shares held as attorney in fact for Letitia A. Anderson, each with sole voting and investment power, and includes 600 shares held as co-trustee of the Conti Trust, and 1,000 shares held as co-trustee of the Anderson/Conti Trust, each with shared voting and investment power.

BENEFICIAL OWNERSHIP BY OFFICERS AND DIRECTORS

The following table sets forth as of July 19, 2004, the amount and percentage of the common stock beneficially owned by each director named executive officer, and all executive officers and directors of the Corporation as a group.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (2)	Percent of Class

John T. Babilya	2,733.08%
George A. Conti, Jr.	231,600(3)	6.76%
Richmond H. Ferguson	5,128.15%
Dorothy S. Hunter	494,760(4)	14.45%
Gregg E. Hunter	551,940(5)	16.12%
Frank E. Jobe	30,317.89%
Steven H. Landers	1,800.05%
John C. McClatchey	3,000.09%
Joseph A. Mosso	25,603.75%
Bruce A. Robinson	1,000.03%
Joedda M. Sampson	1,000.03%
Debra L. Spatola	1,200.04%
George V. Welty	5,287.15%
C. Edward Wible	2,000.06%
All executive officers a	865,608
and directors as a group

(14 directors, 1 officer, 14 persons in total)

(1)    The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 19, 2004.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)    Information furnished by the directors and the corporation.

Includes 79,260 shares held as trustee of the Corazzi Trust, 145,740 shares held as trustee of the Iorio Trust, and 2,000 shares held as attorney in fact for Letitia A. Anderson, each with sole voting and investment power, and includes 600 shares held as co-trustee of the Conti Trust, and 1,000 shares held as co-trustee of the Anderson/Conti Trust, each with shared voting and investment power.

(4)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc. Dorothy S. Hunter is a director and officer of each company.

(5)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company. Gregg E. Hunter is a director of Latrobe Foundry Machine & Supply Company.  Includes 131,760 shares held by Ridge Properties, Inc. Gregg E. Hunter is a 10% owner of that company.

SHAREHOLDER COMMUNICATIONS

Shareholders may contact the Board of Directors by writing them c/o Board of Directors, Commercial National Financial Corporation, 900 Ligonier Street, P.O. Box 429, Latrobe, PA 15650, Attention: Wendy Schmucker.  Ms. Schmucker will deliver any correspondence to the Chairman of the Board or to any specifically identified director.

SHAREHOLDER PROPOSALS -

SPECIAL MEETING

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation’s proxy material for its 2005 Special meeting of shareholders, must deliver such proposal no later than December 14, 2004, in writing to:

Chairman of the Board

Commercial National Financial Corporation

900 Ligonier Street

P.O. Box 429

Latrobe, PA 15650

If a shareholder intends to timely submit a proposal at the 2005 Special Meeting, which is not required to be included by the Corporation in the proxy statement and form of proxy relating to that meeting, the shareholder must provide the Corporation with notice of the proposal no later than March 1, 2005. If such shareholder intends to do so, or if such shareholder fails to give timely notice of his intention to solicit proxies, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2005 Annual Meeting.

OTHER MATTERS

The Board of Directors and the principal officers of the Corporation do not intend to present to the Special Meeting any business other than as set forth in the Notice of Special Meeting and this Proxy Statement.

The Corporation knows of no other business to be presented for action at the Special Meeting.  If, however, any other business should properly come before a Special Meeting, or any adjournment thereof, the proxy holders intend to vote shares in accordance with recommendations of the Board of Directors of the Corporation.

By Order of the Board of Directors,

            /s/ Wendy S. Schmucker

            Secretary

APPENDIX A

RESOLUTIONS TO ELIMINATE CUMULATIVE VOTING

RESOLVED, that as of the effective date of the Amended Articles, the Corporation be and it hereby is authorized to eliminate cumulative voting rights with respect to the election of directors (the "Change").

FURTHER RESOLVED, that in order to effect the Change the Corporation be and it hereby is authorized to amend its Articles of Incorporation in order to amend Article 7 to read as follows in its entirety:

"No cumulative voting rights shall exist with respect to the election of directors."

The undersigned appoints John T. Babilya, George A. Conti, Jr., Debra L. Spatola and C. Edward Wible and each of them as true and lawful proxies with full power of substitution, to vote and act for the undersigned at the special meeting of shareholders of COMMERCIAL NATIONAL FINANCIAL CORPORATION to be held September 21, 2004,  at 1 p.m. at the corporate office center located at 900 Ligonier Street, Latrobe, Pennsylvania  and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on this proxy, and in their discretion on such other matters as may properly come before the meeting.

Please date, sign and promptly return this proxy card using the enclosed envelope.

Shareholders:	,	2004
Enter date above
and then sign here
exactly as name
is printed.

The shares represented by this proxy will be voted FOR

all matters unless the undersigned specifies otherwise.

Approval of the proposal of the Board of Directors to amend the Articles of Incorporation to eliminate cumulative voting.

The Board of Directors recommends a

vote FOR the proposal.

FOR	AGAINST	ABSTAIN